UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2022

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Amendments to Notes

The May 18, 2020 Note

On May 18, 2020, the Company issued a Promissory Note (the “May 18 Note”) in the principal amount of $2,000,000 to a private investor. The May 18 Note was due on December 31, 2020.

The May 18 Note was amended such that the maturity date was extended until June 30, 2023.

As of December 31, 2021 the principal amount owed on the May 18 Note was $2,000,000.

The July 3, 2020 Note

On July 3, 2020, the Company issued a Promissory Note (the “July 3 Note”) in the principal amount of $5,000,000 to a private investor. The July 3 Note is due on June 30, 2022.

The July 3 Note was amended such that the maturity date was extended until June 30, 2023.

As of December 31, 2021 the principal amount owed on the July 3 Note was $5,000,000.

The August 4, 2020 Note

On August 4, 2020, the Company issued a Promissory Note (the “August 4 Note”) in the principal amount of $3,000,000 to a private investor. The august 4 Note was due on December 31, 2021.

On October 29, 2020, the Company entered into a debt exchange agreement with a third party noteholder whereby the Company issued 259,741 shares of common stock at the rate of $3.85 per share in exchange for the reduction of $1,000,000 on the principal amount on the note.

The August 4 Note was amended such that the maturity date was extended until June 30, 2023.

As of December 31, 2021, the principal amount owed on the August 4 Note was $2,000,000.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: February 28, 2022	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

3